UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 7, 2010

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On September 7, 2010, ZymoGenetics, Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bristol-Myers Squibb Company, a Delaware corporation (“Parent”), and Zeus Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of voting common stock, without par value, of the Company (the “Shares”) for $9.75 per share, net to the holder thereof in cash, without interest and subject to applicable withholding (such amount, the “Offer Price”).

On September 7, 2010, the Company and Parent issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release was previously furnished by the Company on Schedule 14D-9C, filed with the Securities and Exchange Commission on September 7, 2010.

Under the Merger Agreement, Merger Sub will commence the Offer within seven business days after September 7, 2010. In the Offer, each Share validly tendered and not withdrawn will be accepted for payment by Merger Sub in accordance with the terms of the Offer (but in no event sooner than 20 business days after the commencement of the Offer).

Pursuant to the Merger Agreement, following the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, either (i) Merger Sub will merge with and into the Company, with the Company as the surviving corporation in the merger (the “Long Form Merger”) or (ii) in the event (x) Parent and Merger Sub acquire at least 90% of the issued and outstanding Shares, including through exercise of the Top-Up Option (defined below), and (y) after consummation of the Offer, Parent elects to cause a merger of the Company into Merger Sub, the Company will merge with and into Merger Sub, with Merger Sub as the surviving corporation in the merger under the “short form” merger procedures available under Washington Law (the “Short Form Merger,” and either the Long-Form Merger or the Short-Form Merger, the “Merger”). The Short-Form Merger may be effected without additional approval by the Company’s shareholders. Otherwise, the Company will hold a special shareholders’ meeting to obtain shareholder approval of the Long-Form Merger. Consummation of the Merger is subject to shareholder approval, if required, and the absence of laws or court orders prohibiting the Merger.

At the effective time of the Merger (the “Effective Time”), all remaining outstanding Shares not tendered in the Offer (other than Shares owned by Parent or Merger Sub, Shares owned by the Company as treasury stock or Shares held by shareholders who properly exercise their dissenters’ rights pursuant to and in compliance with the Washington Business Corporation Act (the “WBCA”)) will be cancelled and converted into the right to receive the Offer Price in cash, without interest and subject to applicable withholding.

Merger Sub’s obligation to accept for payment and pay for all Shares validly tendered pursuant to the Offer is subject to (i) the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) at least 48,282,192 Shares plus 50% of any equity interests of the Company granted or issued after August 31, 2010 (other than pursuant to the exercise of outstanding options, restricted stock units or warrants) having been tendered and not withdrawn at the expiration of the Offer and (iii) other customary closing conditions. Neither the Offer nor the Merger is subject to a financing condition.

Subject to the terms of the Merger Agreement, the Company has granted Merger Sub an irrevocable option (the “Top-Up Option”), exercisable only after acceptance by Merger Sub of, and payment for, Shares tendered in the Offer and on the terms and conditions set forth in the Merger Agreement, to purchase newly issued Shares at the Offer Price in an amount that, when added to the Shares already owned by Parent and Merger Sub following consummation of the Offer, constitutes one share more than 90% of the issued and outstanding Shares on a fully-diluted basis. In no event will the Top-Up Option be exercisable for a number of Shares in excess of the total number of the Company’s then authorized but unissued shares (less any shares committed or reserved for issuance). The Top-Up Option is not exercisable unless, immediately after such exercise and the issuance of Shares pursuant thereto, Parent and Merger Sub will then hold, in the aggregate, at least 90% of the issued and outstanding Shares. Parent or Merger Sub will pay the Offer Price for the Shares acquired upon exercise of the Top-Up Option, at their election, either in cash or by delivery to the Company of a promissory note jointly and severally executed by Parent and Merger Sub having a principal amount equal to the balance of the purchase price, or a combination of the foregoing. The exercise of the Top-Up Option will not be given effect in determining the value of Shares under the dissenters’ rights provisions of the WBCA.

The Merger Agreement contains representations, warranties and covenants of the parties as customary for transactions of this type. The Company has also agreed to customary covenants governing the conduct of its business, including an obligation to conduct its business in the ordinary course consistent with past practice through the Effective Time. Subject to certain limited exceptions in the Merger Agreement, the Company has agreed not to solicit, initiate or participate in discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the Company’s Board of Directors (the “Board”). The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement in connection with a competing acquisition proposal under certain specified circumstances, the Company may be required to pay Parent a termination fee of $28.7 million and that, in connection with the termination of the Merger Agreement under certain specified circumstances not relating to an acquisition proposal, the Company may be required to pay Parent a termination fee of $57.4 million.

The Merger Agreement provides that each Company Option outstanding at the Effective Time, whether vested or unvested, will be cancelled at the Effective Time in exchange for a cash payment to be made by Parent as soon as practicable following the Effective Time equal to the excess of the Offer Price over the exercise price per share of the Company Option, multiplied by the number of Shares covered by such Company Option, provided, that if the exercise price per share of any Company Option is equal to or greater than the Offer Price, that Company Option will be cancelled or expire without any cash payment made in respect thereof. Each Company restricted stock unit outstanding at the Effective Time, whether vested or unvested, will be cancelled and the holder of the Company restricted stock unit will be entitled to receive an amount in cash equal to the Offer Price multiplied by the number of Shares subject to that Company restricted stock unit immediately prior to the Effective Time.

The Merger Agreement has been adopted by the boards of directors of both Parent and the Company and the Company’s Board has unanimously recommended that shareholders of the Company accept the Offer, tender their Shares to Merger Sub pursuant to the Offer and, if required by the WBCA, vote to approve the Merger Agreement and the related Plan of Merger.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Offer, Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

The Merger Agreement itself has been provided solely to inform investors of its terms. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand. Accordingly, investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Merger Sub at the time they were made or otherwise.

Tender and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, each of Novo Nordisk A/S (“Novo”) and Warburg, Pincus Equity Partners, L.P. (“WPEP”) (including certain affiliates thereof), together representing ownership of approximately 37% of the issued and outstanding Shares, entered into a Tender and Support Agreement with Parent and Merger Sub (collectively, the “Support Agreements”). Pursuant to the Support Agreements, each of Novo and WPEP committed, among other things and subject to the terms and conditions of the Support Agreement, (i) to tender in the Offer (and not withdraw) their respective Shares beneficially owned or subsequently acquired by them as promptly as practicable following the commencement of the Offer, and in any event no later than the 10 business days following the commencement of the Offer, (ii) if required, to vote their respective Shares beneficially owned or acquired by them in favor of the approval of the Merger and against any competing transaction and (iii) not to transfer any of their respective Shares beneficially owned or acquired by them other than in accordance with the terms and conditions set forth in the Support Agreements. In addition, each of Novo and WPEP has agreed not to solicit, initiate or participate in discussions with third parties regarding other proposals to acquire the Company. The Support Agreements automatically terminate upon termination of the Merger Agreement in accordance with its terms or upon the occurrence of certain other specified events.

The foregoing description of the Support Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, a copy of which is attached hereto as Exhibit 2.2 and is incorporated into this report by reference.

Retention and Severance Plan

On August 27, 2010, the Board adopted the ZymoGenetics, Inc. Retention and Severance Plan (the “Retention Plan”) in connection with the proposed Merger. The Retention Plan was amended by the Board on September 3, 2010 and on September 7, 2010, and became effective upon the execution of the Merger Agreement. The Retention Plan is designed to provide incentives for employees of the Company to induce such employees to remain employed with the Company pending the completion of the Merger and to provide severance to employees of the Company who would not otherwise receive severance payments upon certain involuntary terminations of employment in connection with the Merger.

Under the Retention Plan, all employees of the Company who are not executive officers (the “Participants”) who remain employed through the Effective Time or who are terminated by the Company without cause (within the meaning of the Retention Plan) prior to the Effective Time will receive payment in an amount equal to their 2010 target bonus or, in the event of Participants who do not have a 2010 target bonus, an amount equal to their actual 2009 annual bonus, in each case, within 10 days following the Effective Time.

The Retention Plan provides for a retention bonus to be paid to all Participants who remain employed through the Effective Time or who are terminated by the Company without cause prior to the Effective Time in an amount equal to one month of their base salary in the event the Effective Time occurs on or before October 21, 2010, two months of their base salary in the event the Effective Time occurs after October 21, 2010 but before December 9, 2010 or, in the event that the Effective Time occurs after December 9, 2010, the sum of (i) two months of their base salary, (ii) 50% of the base salary received by the Participants between the date of the Merger Agreement and the Effective Time and (iii) 1/12 of the Participants’ 2010 target bonus or, in the event of Participants who do not have a 2010 target bonus, 1/12 of their actual 2009 annual bonus. The retention bonus will be paid within ten days following the Effective Time, provided that if such person’s employment terminates without cause prior to the Effective Time, payment will be made within ten days following the earlier of (A) March 1 of the calendar year following the calendar year in which such termination occurred or (B) the Effective Time.

The Retention Plan also provides for severance benefits for all employees of the Company or its subsidiaries not otherwise covered by existing severance agreements who are terminated by the Company without cause or who resign following a reduction in base salary or relocation of more than 60 miles, in each case, on or after the date of the Merger Agreement or within twelve months following the Effective Time. These severance benefits will consist of (i) continued base salary for six weeks plus two additional weeks per year of service to the Company (with a minimum of between three and six months depending on job level), (ii) up to 30 hours of outplacement service based on job level and (iii) the reimbursement or direct payment of healthcare continuation coverage under COBRA for up to the same amount of time as continued base salary is paid. In order to be eligible for severance benefits, the employee must timely execute and not revoke during any applicable revocation period a general release of claims against the Company. None of the Company’s named executive officers are eligible for severance benefits under the Retention Plan since each is entitled to severance under his or her employment agreement with the Company.

The foregoing description of the Retention Plan does not purport to be complete and is qualified in its entirety by reference to the Retention Plan, which is filed as Exhibit 2.3 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Material Compensatory Plan, Contract or Arrangement

On September 7, 2010, the Board also approved the payment of a $400,000 transaction bonus to Douglas E. Williams, the Chief Executive Officer of the Company, at and subject to the occurrence of the Effective Time, in recognition of Mr. William’s integral role in the Merger.

Additional Information about the Transaction and Where to Find It

The tender offer has not yet commenced. This filing and the attached exhibits are neither an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Zeus Acquisition Corporation, a wholly-owned subsidiary of Bristol-Myers Squibb Company, intends to file with the Securities and Exchange Commission (the “SEC”). In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer and, if applicable, a proxy statement regarding the merger. Once filed, investors will be able to obtain the tender statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9, the proxy statement, if applicable, and related materials with respect to the tender offer and the merger, free of charge at the website of the SEC at www.sec.gov, from the information agent and dealer manager named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by the Company under the “Investor” section of the Company’s website at www.zymogenetics.com. Investors are advised to read these documents when they become available, including the Solicitation/Recommendation Statement of the Company and any amendments thereto, as well as any other documents relating to the tender offer and the merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares into the tender offer because they contain important information, including the terms and conditions of the tender offer.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including estimates, projections and statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of the Company, Merger Sub and Parent to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of the Company’s shareholders will tender their shares of common stock in the tender offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the merger; the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that shareholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; other uncertainties pertaining to the business of the Company, including the Company’s unproven product sales and marketing; manufacturing and commercialization capabilities; strategic partnering activities; product safety; clinical trials and results; legislative and regulatory activity and oversight; intellectual property claims and litigation; the continuing global economic uncertainty and other risks detailed in the Company’s public filings with the Securities and Exchange Commission from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Reports on Form 10-Q. The reader is cautioned not to unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of September 7, 2010, by and among ZymoGenetics, Inc., Bristol-Myers Squibb Company and Zeus Acquisition Corporation.*

2.2	Form of Tender and Support Agreement dated as of September 7, 2010.

2.3	ZymoGenetics, Inc. Retention and Severance Plan, adopted on August 27, 2010, as amended on September 3, 2010 and September 7, 2010.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of September 8, 2010

ZYMOGENETICS, INC.

By:	/s/ James A. Johnson
Name:	James A. Johnson
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 7, 2010, by and among ZymoGenetics, Inc., Bristol-Myers Squibb Company and Zeus Acquisition Corporation.*

2.2	Form of Tender and Support Agreement dated as of September 7, 2010.

2.3	ZymoGenetics, Inc. Retention and Severance Plan, adopted on August 27, 2010, as amended on September 3, 2010 and September 7, 2010.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.